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                          AGREEMENT AND PLAN OF MERGER

                  This Agreement and Plan of Merger (this "Agreement"), dated as of October 6, 1997, is by and between Teligent, Inc., a Delaware corporation (the "Company"), and Teligent, L.L.C., a Delaware limited liability company (the "LLC").


                                   WITNESSETH

                  WHEREAS, the LLC has determined (i) to offer equity interests to the public pursuant to a registration statement filed with the Securities and Exchange Commission (the "IPO"); and (ii) in connection with the IPO, to reorganize the LLC as a corporation; and

                  WHEREAS, the Board of Directors and the sole stockholder of the Company, and the Board of Directors and the Members of the LLC holding a majority of the interest therein, have approved and adopted this Agreement.

                  NOW, THEREFORE, for good and valuable consideration, the receipt of which is hereby acknowledged, the parties to this Agreement covenant and agree as follows:


                                    ARTICLE I

                                   THE MERGER

                  I.1 The Merger; Surviving Corporation. Subject to the terms and conditions set forth in this Agreement, at the Effective Time (as defined in Section 1.3 below), the LLC shall be merged with and into the Company, pursuant to Section 264 of the Delaware General Corporation Law (the "DGCL") and Section 18-209 of the Delaware Limited Liability Company Act (the "DLLCA"), and the separate existence of the LLC shall cease. The Company shall be the surviving entity (the "Surviving Corporation") and shall continue to be governed by the DGCL.

                  I.2 Condition to the Merger. The LLC and the Company shall not consummate the Merger unless and until there shall have occurred, or be occurring concurrently with the Merger, the closing of the purchase of capital stock of the Company by the underwriter or underwriters

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for the IPO in accordance with the terms of the applicable underwriting agreement or agreements. The LLC and the Company agree that the foregoing condition shall not be waived.

                  I.3 Effective Time. The Merger shall become effective (the "Effective Time") upon filing of the Certificate of Merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware. The Certificate of Merger shall be filed at such time as the Company and the LLC shall direct.


                  I.4 Cancellation of the Limited Liability Company. In accordance with Section 18-209(e) of the DLLCA, the Certificate of Merger filed pursuant to Section 1.3 hereof shall be deemed a certificate of cancellation of the LLC.


                                   ARTICLE II

                            THE SURVIVING CORPORATION

                  II.1 Name. The name of the Surviving Corporation shall continue to be Teligent, Inc.

                  II.2 Certificate of Incorporation and Bylaws; Defined Terms. The Certificate of Incorporation and Bylaws of the Surviving Corporation shall be as set forth in Exhibits I and II to this Agreement, respectively, unless and until amended in accordance with their terms and applicable law. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Certificate of Incorporation set forth in Exhibit I to this Agreement.


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                  II.3 Directors and Officers. The directors of the Company
immediately prior to the Effective Time (who shall include at least all of the individuals then serving as directors of the LLC) shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, each to hold office in accordance with the Certificate of Incorporation and Bylaws of the Surviving Corporation and until his or her successor is duly appointed and qualified or until his or her earlier resignation or removal.


                                   ARTICLE III

                            CONVERSION OF SECURITIES

                  III.1 Conversion of LLC Interests. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, the LLC or any holder of the following interests or securities:

                           (a) the interest of Microwave Services, Inc., a
Delaware corporation ("MSI"), in the LLC shall be converted into and become a number of shares of Class B-Series 1 Common Stock of the Surviving Corporation equal to the product of (x) MSI's percentage interest in the LLC immediately prior to the Effective Time (expressed in decimal form to five decimal places) and (y) the Pre-IPO Outstanding Amount (as hereinafter defined);


                           (b) the interest of Telcom-DTS, L.L.C., a Delaware
limited liability company ("Telcom"), in the LLC shall be converted into and become a number of shares of Class B-Series 2 Common Stock of the Surviving Corporation equal to the product of (x) Telcom's percentage interest in the LLC immediately prior to the Effective Time (expressed in decimal form to five decimal places) and (y) the Pre-IPO Outstanding Amount;

                           (c) the interest of Nippon Telegraph and

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Telephone Corporation and its affiliates (collectively, "NTT") in the LLC shall be converted into and become a number of shares of Class B-Series 3 Common Stock of the Surviving Corporation equal to the product of (x) NTT's percentage interest in the LLC immediately prior to the Effective Time (expressed in decimal form to five decimal places) and (y) the Pre-IPO Outstanding Amount;

                           (d) the interest of Lynn Forester in the LLC shall be
converted into and become a number of shares of Class A Common Stock of the Surviving Corporation equal to the product of (x) Lynn Forester's percentage interest in the LLC immediately prior to the Effective Time (expressed in decimal form to five decimal places) and (y) the Pre-IPO Outstanding Amount;

                           (e) the interest, if any, of any person or entity
(other than MSI, Telcom, NTT and Lynn Forester) in the LLC shall be converted into and become a number of shares of Class A Common Stock of the Surviving Corporation equal to the product of (x) such person's or entity's percentage interest in the LLC immediately prior to the Effective Time (expressed in decimal form to five decimal places) and (y) the Pre-IPO Outstanding Amount; and

                           (f) all shares of capital stock of the Company, if
any, that are issued and outstanding immediately prior to the Effective Time shall be cancelled and retired.

The "Pre-IPO Outstanding Amount" shall be the aggregate number of shares of Common Stock of the Company that will be issued and outstanding immediately following the Merger (without giving effect to the issuance of any shares in the IPO), as disclosed in the definitive prospectus for the IPO.

                  III.2 No Fractional Shares. No fractional shares of capital stock of the Surviving Corporation shall be issued in the Merger. In lieu of any fractional share that any holder would otherwise be entitled to receive, such holder shall instead instead receive one whole share of the same class and series.


                                   ARTICLE IV


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                        TRANSFER AND CONVEYANCE OF ASSETS
                          AND ASSUMPTION OF LIABILITIES

                  IV.1 Transfer, Conveyance and Assumption. At the Effective Time, the Company shall continue in existence as the Surviving Corporation and, without further transfer, succeed to and possess all the rights, privileges and powers of the LLC, and all the assets and property of whatever kind and character of the LLC shall vest in the Surviving Corporation without further act or deed. Thereafter, the Company, as the Surviving Corporation, shall be liable for all of the liabilities and obligations of the LLC, and any claim or judgment against the LLC may be enforced against the Company, as the Surviving Corporation. As of the Effective Time, the Surviving Corporation shall assume all of the Company's obligations under the Company Appreciation Rights granted to Alex J. Mandl ("Mr. Mandl") pursuant to that certain Employment Agreement entered into between the LLC and Mr. Mandl, dated as of September 1, 1996, and the Appreciation Units granted to certain employees of the LLC pursuant to the Associated Communications, L.L.C. Long-Term Incentive Plan. At or prior to the Effective Time, the Company shall enter into a stockholders' agreement which will implement as of the Effective Time (to the extent not implemented by the Certificate of Incorporation or Bylaws of the Surviving Corporation) the provisions of the Amended and Restated Limited Liability Company Agreement of the Teligent, L.L.C. as then in effect (the "LLC Agreement") which, under the LLC Agreement, are contemplated to be implemented.

                  IV.2 Taxation. It is intended that the Merger shall be treated as a transfer of the property of the LLC to the Company under Section 351 of the Internal Revenue Code.

                  IV.3 Further Assurances. If at any time the Company shall consider or be advised that any further assignment, conveyance or assurance is necessary or advisable to vest, perfect or confirm of record in the Surviving Corporation the title to any property or right of the LLC, or otherwise, to carry out the provisions hereof, the proper representatives of the LLC as of the Effective Time shall execute and deliver any and all proper deeds, assignments and assurances, and do all

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things necessary and proper to vest, perfect or convey title to such property or right in the Surviving Corporation and otherwise to carry out the provisions hereof.


                                    ARTICLE V

                                   TERMINATION

                  V.1 Termination. This Agreement shall automatically terminate in the event that the condition to the Merger set forth in Section 1.2 of this Agreement shall not have been satisfied on or before December 31, 1997.


                  V.2 Effect of Termination. If this Agreement is terminated pursuant to Section 5.1, this Agreement shall become void and of no effect with no liability on the part of any party hereto.


                                   ARTICLE VI

                                  MISCELLANEOUS

                  VI.1 Entire Agreement. This Agreement contains the parties' entire understanding and agreement with respect to its subject matter, and any and all conflicting or inconsistent discussions, agreements, promises, representations and statements, if any, between the parties or their representatives that are not incorporated in this Agreement shall be null and void and are merged into this Agreement.

                  VI.2 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall constitute an original, but all of which together shall constitute a single agreement.

                  VI.3 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without giving effect to conflicts

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of law principles.

                  VI.4 Headings. The various section headings are inserted for purposes of reference only and shall not affect the meaning or interpretation of this Agreement or any provision hereof.

                  VI.5 Severability. The provisions of this Agreement shall be severable, and any invalidity, unenforceability or illegality of any provision or provisions of this Agreement shall not affect any other provision or provisions of this Agreement, and each term and provision of this Agreement shall be construed to be valid and enforceable to the full extent permitted by law.

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                  IN WITNESS WHEREOF, the parties hereto have caused this
Agreement to be duly executed as of the date first above written.


                                            Teligent, L.L.C.


                                            By: /s/ Alex J. Mandl
                                                -------------------------------
                                                Name:  Alex J. Mandl
                                                Title:    Chairman and CEO



                                            Teligent, Inc.


                                            By: /s/ Alex J. Mandl
                                                -------------------------------
                                                Name:  Alex J. Mandl
                                                Title:  Chairman and CEO